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PERSONAL AND CONFIDENTIAL



March 14, 2000


Old Mutual PLC
Berkeley Square Limited, 3rd Floor
Lansdowne House
57 Berkeley Square
London W1X 5DH
United Kingdom


Attention:  Mr. John Kent

Ladies and Gentlemen:

In connection with your consideration of a possible transaction with United Asset Management Corporation (the "Company"), you have requested information concerning the Company. As a condition to your being furnished such information, you agree to treat any information concerning the Company (whether prepared by the Company, its advisors or otherwise) which is furnished to you by or on behalf of the Company in accordance with the provisions of this letter (herein collectively referred to as the "Evaluation Material") and to take or abstain from taking certain other actions herein set forth. The term "Evaluation Material" does not include information which (i) is already in your possession, provided that such information is not known by you to be subject to another confidentiality agreement with or other obligation of secrecy to the Company or another party, (ii) becomes generally available to the public other than as a result of a disclosure by you or your directors, officers, employees, agents or advisors, (iii) becomes available to you on a non-confidential basis from a source other than the Company or its advisors; provided that such source is not known by you to be bound by a confidentiality agreement with or other obligation of secrecy to the Company or another party, or (iv) you are required by law, order, regulation or rule to disclose.

You hereby agree that the Evaluation Material will be used solely for the purpose of evaluating a possible transaction between the Company and you, and that such information will be kept confidential by you and your advisors; provided, however, that (i) any of such information may be disclosed to your and your affiliates' directors, officers and employees and representatives of your advisors and financing sources and co-investors who need to know such information for the purpose of evaluating any such possible transaction between the Company and you (it being understood that such









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Old Mutual PLC
March 14, 2000
Page 2



directors, officers, employees and representatives shall be informed by you of the confidential nature of such information and shall be directed by you to treat such information confidentially), and (ii) any disclosure of such information may be made to which the Company consents in writing.

You hereby acknowledge that you are aware, and that you will advise such directors, officers, employees and representatives who are informed as to the matters which are the subject of this letter, that the United States securities laws prohibit any person who has received from an issuer material, non-public information concerning the matters which are the subject of this letter from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

In addition, without the prior written consent of the Company, you will not, and will direct such directors, officers, employees and representatives not to, disclose to any person either the fact that discussions or negotiations are taking place concerning a possible transaction between the Company and you or any of the terms, conditions or other facts with respect to any such possible transaction, including the status thereof, unless otherwise required by law, stock exchange rule or order.

You hereby acknowledge that the Evaluation Material is being furnished to you in consideration of your agreement that you will not propose to the Company or any other person (other than financing sources and co-investors) any transaction between you and the Company and/or its security holders or involving any of its securities or security holders unless the Company shall have requested in writing that you make such a proposal, and that you will not acquire, or assist, advise or encourage any other persons (other than financing sources and co-investors) in acquiring, directly or indirectly, control of the Company or any of the Company's securities, businesses or assets for a period of two and a half years from the date this letter unless the Company shall have consented in advance in writing to such acquisition. You also agree that the Company shall be entitled to seek equitable relief, including injunction, in the event of any breach of the provisions of this paragraph. For the avoidance of doubt, nothing in this agreement shall preclude the acquisition in the ordinary course of business of the Company's securities by a mutual fund or other investment fund owned or advised by you or your affiliates.

Although the Company has endeavored to include in the Evaluation Material information known to it which it believes to be relevant for the purpose of your investigation, you understand that neither the Company nor any of its representatives or advisors have make or make any representation or warranty as to the accuracy or completeness of the Evaluation Material. You agree that neither the Company nor its representatives or advisors shall have any liability to you or any of your representatives or advisors








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Old Mutual PLC
March 14, 2000
Page 3


resulting from the use of the Evaluation Material, unless otherwise set forth in other agreements.

In the event that you do not proceed with the transaction which is the subject of this letter within a reasonable time, you shall promptly redeliver to the Company all written Evaluation Material and any other written material containing or reflecting any information in the Evaluation Material (whether prepared by the Company, its advisors or otherwise) and will not retain any copies, extracts or other reproductions in whole or in part of such written material. All documents, memoranda, notes and other writings whatsoever prepared by you or your advisors based on the information in the Evaluation Material shall be destroyed, and such destruction shall be certified in writing to the Company by an authorized officer supervising such destruction.

You agree that without the prior written consent of the Company, (i) for a period of six months from the date hereof, you will not solicit directly or indirectly any employee of the Company or its subsidiaries; and (ii) for a period of two years from the date hereof, you will not, directly or indirectly, solicit for employment or employ any person employed by the Company or its subsidiaries with whom you had contact or who became known to you solely and as a result of your evaluation of the Company. You also agree that neither you nor your representatives will contact any employee of the Company or its subsidiaries in connection with your evaluation of the Company without the prior written approval of the Company. For the purpose of this paragraph, the use of general, non-targeted employment advertising or the use of a recruiting agency not targeted at employees of the Company or its subsidiaries shall not be deemed to be direct or indirect solicitation or preclude employment of such persons to the extent that such persons contact you on their own initiative or through a recruiting agency or representative, so long as you have not instructed such agency or representative to target such persons, or respond directly to general, non-targeted employment solicitations.

You agree that unless and until a definitive agreement between the Company and you with respect to any transaction referred to in the first paragraph of this letter has been executed and delivered, neither the Company nor you will be under any legal obligation of any kind whatsoever with respect to such a transaction by virtue of this or any written or oral expression with respect to such a transaction by any of its directors, officers, employees, agents or any other representatives or its advisors or representatives thereof except, in the case of this letter, for the matters specifically agreed to herein. The agreement set forth in this paragraph may be modified or waived only by a separate writing by the Company and you expressly so modifying or waiving such agreement.

Notwithstanding anything contained in this agreement or otherwise to the contrary, no liability or obligation shall be imposed on (i) any affiliate of Old Mutual PLC or any related entity thereto that does not receive Evaluation Material or is not otherwise










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Old Mutual PLC
March 14, 2000
Page 4



notified of the potential transaction with the Company by you or your advisors (it being understood that Old Mutual PLC may respond to inquiries from such affiliate or related entity about the potential transaction with the Company, so long as Old Mutual PLC does not impart Evaluation Material in its response), or
(ii) Old Mutual PLC, to the extent that any actions that are prohibited from being taken herein are taken by such affiliate or related entity.

This letter shall be governed by, and construed in accordance with, the laws of the State of New York. This letter shall supersede the confidentiality agreement, dated August 9, 1999, between us. This agreement shall expire and be of no further force and effect on the two and a half year anniversary of the date of this agreement.

Very truly yours,

UNITED ASSET MANAGEMENT CORPORATION


By:    /s/ GOLDMAN, SACHS & CO.
       -------------------------
       Goldman, Sachs & Co.
       on behalf of United Asset Management Corporation

Confirmed and Agreed to:

OLD MUTUAL PLC


By:    /s/ K.J. CARTER
       ------------------------------------

Date:  15 March 2000
       ------------------------------------










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PERSONAL AND CONFIDENTIAL

August 10, 1999


Old Mutual
Berkeley Square Limited, 3rd Floor
Lansdowne House
57 Berkeley Square
London W1X 5DH
United Kingdom

Attention: Mr. John Kent

Gentlemen:

In connection with your consideration of a possible transaction with United Asset Management Corporation (the "Company"), you have requested information concerning the Company. As a condition to your being furnished such information, you agree to treat any information concerning the Company (whether prepared by the Company, its advisors or otherwise) which is furnished to you by or on behalf of the Company (herein collectively referred to as the "Evaluation Material") in accordance with the provisions of this letter and to take or abstain from taking certain other actions herein set forth. The term "Evaluation Material" does not include information which (i) is already in your possession, provided that such information is not known by you to be subject to another confidentiality agreement with or other obligation of secrecy to the Company or another party, or (ii) becomes generally available to the public other than as a result of a disclosure by you or your directors, officers, employees, agents or advisors, or (iii) becomes available to you on a non-confidential basis from a source other than the Company or its advisors, provided that such source is not known by you to be bound by a confidentiality agreement with or other obligation of secrecy to the Company or another party.

You hereby agree that the Evaluation Material will be used solely for the purpose of evaluating a possible transaction between the Company and you, and that such information will be kept confidential by you and your advisors; provided, however, that (i) any of such information may be disclosed to your directors, officers and employees and representatives of your advisors who need to know such information for the purpose of evaluating any such possible transaction between the Company and you (it being understood that such directors, officers, employees and representatives shall be informed










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Old Mutual
August 10, 1999
Page 2



by you of the confidential nature of such information and shall be directed by you to treat such information confidentially), and (ii) any disclosure of such information may be made to which the Company consents in writing.

You hereby acknowledge that you are aware, and that you will advise such directors, officers, employees and representatives who are informed as to the matters which are the subject of this letter, that the United States securities laws prohibit any person who has received from an issuer material, non-public information concerning the matters which are the subject of this letter from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

In addition, without the prior written consent of the Company, you will not, and will direct such directors, officers, employees and representatives not to, disclose to any person either the fact that discussions or negotiations are taking place concerning a possible transaction between the Company and you or any of the terms, conditions or other facts with respect to any such possible transaction, including the status thereof.

You hereby acknowledge that the Evaluation Material is being furnished to you in consideration of your agreement that you will not propose to the Company or any other person any transaction between you and the Company and/or its security holders or involving any of its securities or security holders unless the Company shall have requested in writing that you make such a proposal, and that you will not acquire, or assist, advise or encourage any other persons in acquiring, directly or indirectly, control of the Company or any of the Company's securities, businesses or assets for a period of three years from the date of this letter unless the Company shall have consented in advance in writing to such acquisition. You also agree that the Company shall be entitled to equitable relief, including injunction, in the event of any breach of the provisions of this paragraph and that you shall not oppose the granting of such relief.

Although the Company has endeavored to include in the Evaluation Material information known to it which it believes to be relevant for the purpose of your investigation, you understand that neither the Company nor any of its representatives or advisors have made or make any representation or warranty as to the accuracy or completeness of the Evaluation Material. You agree that neither the Company nor its representatives or advisors shall have any liability to you or any of your representatives or advisors resulting from the use of the Evaluation Material.

In the event that you do not proceed with the transaction which is the subject of this letter within a reasonable time, you shall promptly redeliver to the Company all written Evaluation Material and any other written material containing or reflecting any information in the Evaluation Material (whether prepared by the Company, its advisors or










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Old Mutual
August 10, 1999
Page 3




otherwise) and will not retain any copies, extracts or other reproductions in whole or in part of such written material. All documents, memoranda, notes and other writings whatsoever prepared by you or your advisors based on the information in the Evaluation Material shall be destroyed, and such destruction shall be certified in writing to the Company by an authorized officer supervising such destruction.

You agree that without the prior written consent of the Company, (i) for a period of six months from the date hereof, you will not solicit directly or indirectly any employee of the Company or its subsidiaries; and (ii) for a period of two years from the date hereof, you will not, directly or indirectly, solicit for employment or employ any person employed by the Company or its subsidiaries with whom you had contact or who became known to you during your evaluation of the Company. You also agree that neither you nor your representatives will contact any employee of the Company or its subsidiaries in connection with your evaluation of the Company without the prior written approval of the Company. For the purpose of this paragraph, the use of general, non-targeted employment advertising shall not be deemed to be direct or indirect solicitation.

You agree that unless and until a definitive agreement between the Company and you with respect to any transaction referred to in the first paragraph of this letter has been executed and delivered, neither the Company nor you will be under any legal obligation of any kind whatsoever with respect to such a transaction by virtue of this or any written or oral expression with respect to such a transaction by any of its directors, officers, employees, agents or any other representatives or its advisors or representatives thereof except, in the case of this letter, for the matters specifically agreed to herein. The agreement set forth in this paragraph may be modified or waived only by a separate writing by the Company and you expressly so modifying or waiving such agreement.










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Old Mutual
August 10, 1999
Page 4



This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

UNITED ASSET MANAGEMENT CORPORATION


By:    ____________________________________
       Goldman, Sachs & Co.
       on behalf of United Asset Management Corporation

Confirmed and Agreed to:

OLD MUTUAL

By:    ____________________________________

Date:  ____________________________________